EXHIBIT 1(B)


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PAX WORLD HIGH YIELD FUND, INC.


                                    * * * * *


        PAX WORLD HIGH YIELD FUND, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That at a meeting of the Board of Directors of the Corporation held on March 11, 2003, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED, that the Certificate of Incorporation of
                  the Corporation be amended by changing Article FOURTH thereof so that, as amended, said Article FOURTH shall be and read as follows:

                           "FOURTH: (1) The total number of shares of stock of
                  all classes and series which the Corporation has authority to issue is fifty million (50,000,000) shares of capital stock (par value $1.00 per share). All of such shares are classified as "Common Stock".

                           (2) The Board of Directors may classify or reclassify
                  any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.
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                           (3) Unless otherwise prohibited by law, so long as
                  the Corporation is registered as an open-end management company under the Investment Company Act of 1940, as amended, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

                           (4) Until such time as the Board of Directors shall
                  provide otherwise in accordance with Section (2) of this Article FOURTH, (i) twenty five million (25,000,000) shares of the authorized shares of stock of the Corporation shall be allocated to the following class of Common Stock: Pax World High Yield Fund, Inc. Individual Investor Class; and (ii) ten million (10,000,000) shares of the authorized shares of stock of the Corporation shall be allocated to the following class of Common Stock: Pax World High Yield Fund, Inc. Institutional Class. The balance of fifteen million (15,000,000) shares of such stock may be issued in either of these classes, or in any new class, classes or series, each comprising such number of shares and having such designations, limitations and restrictions thereof as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors.

                           (5) Any class of capital stock of the Corporation
                  shall be referred to herein individually as a "Class" and collectively, together with any further classes from time to time established, as the "Classes".

                           (6) The following is a description of the
                  preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any additional Class at the time it is established and designated):

                                    (a) ASSET BELONGING TO CLASSES. All
                           consideration received by the Corporation from the issue or sale of shares of a particular Class, together with all assets in which such consideration is


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                           invested or reinvested, all income, earnings, profits
                           and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that Class as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Class. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Class (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Class shall belong to that Class. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

                                    (b) LIABILITIES OF CLASSES. The assets
                           belonging to each particular Class shall be charged with the liabilities of the Corporation in respect of that Class and all expenses, costs, charges and reserves attributable to that Class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Class, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Classes established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Class are herein referred to collectively as "liabilities of" that Class. Each allocation of liabilities, expenses, costs, charges and reserves by


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                           or under the supervision of the Board of Directors
                           shall be conclusive and binding for all purposes.

                                    (c) DIVIDENDS AND DISTRIBUTIONS. Dividends
                           and capital gains distributions on shares of a particular Class may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Class.

                                    All dividends on shares of a particular
                           Class shall be paid only out of the income belonging to that Class and all capital gains distributions on shares of a particular Class shall be paid only out of the capital gains belonging to that Class. All dividends and distributions on shares of a particular Class shall be distributed pro rata to the holders of that Class in proportion to the number of shares of that Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

                                    Dividends and distributions may be paid in
                           cash, property or additional shares of the same or another Class, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

                                    (d) VOTING. On each matter submitted to a
                           vote of the stockholders, each holder of shares


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                           shall be entitled to one vote for each share standing
                           in his name on the books of the Corporation, irrespective of the Class thereof, and all shares of all Classes shall vote as a single Class; provided, however, that (i) as to any matter with respect to which a separate vote of any Class is required by the Investment Company Act of 1940, as amended, or by the General Corporation Law of the State of Delaware, such requirement as to a separate vote by that Class shall apply in lieu of voting as a single Class; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Classes, then, subject to clause (iii) below, the shares of all other Classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Class, including liquidation of another Class as described in subsection (g) below, only the holders of shares of the one or more affected Classes shall be entitled to vote.

                                    (e) REDEMPTION BY STOCKHOLDERS. Each holder
                           of shares of a particular Class shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Class, at a redemption price per share equal to the net asset value per share of that Class next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established from time to time by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act of 1940, as amended, make payment wholly or partly in securities or other assets belonging to the Class of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

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                           Payment by the Corporation for shares of stock of the
                           Corporation surrendered to it for redemption shall be made by the Corporation within such period from surrender as may be required under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Class to require the Corporation to redeem shares of that Class during any period or at any time when and to the extent permissible under the Investment Company Act of 1940, as amended.

                                    (f) REDEMPTION BY CORPORATION. The Board of
                           Directors may cause the Corporation to redeem at their net asset value the shares of any Class held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the Minimum Amount, as defined below, in that Class specified by the Board of Directors from time to time in its sole discretion, provided that at least thirty (30) days prior written notice of the proposed redemption has been given to the holder of any such account by first class mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.

                                            (i) The term "Minimum Amount" when
                                    used herein shall mean an amount fixed by the Board of Directors from time to time. The Board of Directors may establish differing Minimum Amounts for each Class and/or Series of the Corporation's stock and for holders of shares of each such Class and/or Series of stock based on such criteria as the Board of Directors may deem appropriate.

                                            (ii) The Corporation shall be
                                    entitled but not required to redeem shares of stock from any stockholder or stockholders, as provided in this subsection
                                    (f), to the


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                                    extent and at such times as the Board of
                                    Directors shall, in its absolute discretion, determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company", within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

                                    (g) LIQUIDATION. In the event of the
                           liquidation of a particular Class, the stockholders of the Class that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Class over the liabilities of that Class. The holders of shares of any particular Class shall not be entitled thereby to any distribution upon liquidation of any other Class. The assets so distributable to the stockholders of any particular Class shall be distributed among such stockholders in proportion to the number of shares of that Class held by them and recorded on the books of the Corporation. The liquidation of any particular Class in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Class, as defined in the Investment Company Act of 1940, as amended, and without the vote of the holders of shares of any other Class. The liquidation of a particular Class may be accomplished, in whole or in part, by the transfer of assets of such Class to another Class or by the exchange of shares of that Class for the shares of another Class.

                                    (h) NET ASSET VALUE PER SHARE. The net asset
                           value per share of any Class shall be the quotient obtained by dividing the value of the net assets of that Class (being the value of the assets belonging to that Class less the liabilities of that Class) by the total number of shares of that Class outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act of 1940, as amended. Subject to the applicable provisions of the

                           Investment Company Act of 1940, as amended, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Class, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Corporation Law of the State of Delaware and the Investment Company Act of 1940, as amended, to determine which item shall be treated as income and which item shall be treated as capital and whether any item of expense shall be charged to income or capital. Each such determination and allocation shall be conclusive and binding for all purposes.

                                    (i) EQUALITY. All shares of each particular
                           Class shall represent an equal proportionate interest in the assets belonging to that Class (subject to the liabilities of that Class), and each share of any particular Class shall be equal to each other share of that Class. The Board of Directors may from time to time divide or combine the shares of any particular Class into a greater or lesser number of shares of that Class without thereby changing the proportionate interest in the assets belonging to that Class or in any way affecting the rights of holders of shares of any other Class.

                                    (j) CONVERSION OR EXCHANGE RIGHTS. Subject
                           to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any Class shall have the right to convert or exchange said shares into shares of one or more other Classes of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

                           (7) The Board of Directors may, from time to time and
                  without stockholder action, classify shares of a particular Class into one or more series of that Class, with such voting, dividend, liquidation and other rights of which as provided in a Certificate(s) of Designations, Preferences and Rights for such additional series, such Certificate(s) to be filed of record with the appropriate authorities of the State of Delaware. Each series so created shall consist, until further changed, of the lesser of (x) the number of shares classified in Section (4) of this Article FOURTH or (y) the number of shares that could be issued by issuing all of the shares of that Class currently or hereafter classified less the total number of shares of all series of such Class then issued and outstanding. Any series of a Class of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series of such Class from time to time established, as the "Series".

                           (8) All shares of capital stock of the Corporation,
                  regardless of Class, shall represent an interest in the same portfolio of investments of the Corporation and have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, provided, however, that notwithstanding anything in this Certificate of Incorporation to the contrary:

                                    (a) Any Class or Series of shares may be
                           subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended.

                                    (b) Expenses related solely to a particular
                           Class or Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class or Series and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class or Series.

                                    (c) As to any matter with respect to which a
                           separate vote of any Class or Series is required by the Investment Company Act of 1940, as amended, or by the General Corporation Law of the State of Delaware (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (b) above), such requirement as to a separate vote by that Class or Series shall apply in lieu of voting as a single Class or Series, and if permitted by the Investment Company Act of 1940, as amended, or the General Corporation Law of the State of Delaware, the Classes and/or Series shall vote together as a single Class or Series on any such matter which shall have the same effect on each such Class and/or Series. As to any matter that does not affect the interest of a particular Class or Series, only the holders of shares of the affected Class(es) or Series shall be entitled to vote.

                           (9) The Corporation may issue and sell fractions of
                  shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Certificate of Incorporation or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

                           (10) The Corporation shall not be obligated to issue
                  certificates representing shares of any Class or Series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the General Corporation Law of the State of Delaware.

                           (11) No holder of any shares of stock of the
                  Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any such shares which the Corporation shall issue or propose to issue; and any and all of the shares of stock of the Corporation, whether now or hereafter authorized, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering same, or any thereof, to any said holder.

                           (12) All persons who shall acquire stock or other
                  securities of the Corporation shall acquire the same subject to the provisions of this Certificate of Incorporation, as from time to time amended."

                  SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Lee D. Unterman, its Secretary, this 30th day of April, 2004.


                                            PAX WORLD HIGH YIELD FUND, INC.


                                            By:
                                               ---------------------------------
                                               Lee D. Unterman
                                               Secretary